UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 17, 2014

ADAMANT DRI PROCESSING AND MINERALS GROUP
(Exact name of registrant as specified in its charter)

Nevada	000-49729	61-1745150
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Chunshugou Luanzhuang Village
 Zhuolu County, Zhangjiakou
 Hebei Province, China, 075600
 (Address of principal executive offices)

86-313-6732526
 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits.

On April 16, 2014, Target Acquisitions I, Inc., which we acquired in  a reverse acquisition transaction on June 30, 2014, filed a Form 8-K reporting the acquisition on January 17, 2014 of  Haixing Huaxin Mining Industry Co., Ltd. ("China Huaxin"). This report files the financial statements of  China Huaxin for the years ended December 31, 2012 and 2013,  required by Item 9.01(a) and the pro forma financial information for the years ended December 31, 2012 and 2013 required by Item 9.01(b).

Item 9.01 Financial Statements and Exhibits

(a)   Financial Statements of Business Acquired

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of
Haixing Huaxin Mining Industry Co., Ltd.

We have audited the accompanying balance sheets of Haixing Huaxin Mining Industry Co., Ltd (“The Company’) as of December 31, 2013, and 2012 and the related statements of operations and comprehensive loss, changes in equity and cash flows for the years ended December 31, 2013 and 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years ended December 31, 2013 and 2012, in conformity with accounting principles  generally accepted in the United States of America.

The accompanying financial statements were prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has accumulated deficit of $6.14 million, has a working capital deficiency of $32.10 million at December 31, 2013 and has negative cash flow from operations for 2013. These conditions raise substantial doubt as to the ability of the Company to continue as a going concern. These financial statements do not include any adjustments that might result from such uncertainty.

/s/ Goldman Kurland and Mohidin LLP
Goldman Kurland and Mohidin LLP
October 27, 2014
Encino, California

HAIXING HUAXIN MINING INDUSTRY CO., LTD
BALANCE SHEETS
DECEMBER 31, 2013 AND 2012

	2013	2012
ASSETS

CURRENT ASSETS
Cash & equivalents	$87,159	$30,240
Inventory, net	2,511,081	1,936,622
Advance to suppliers	492,811	94,980
Value-added tax receivable	2,135,212	1,017,642
Other receivables	9,347	21,559
Advance to related party	192,278	52,218

Total current assets	5,427,888	3,153,261

NONCURRENT ASSETS
Advance for equipment purchase and construction	27,606	199,953
Property and equipment, net	27,402,421	28,559,725
Intangible assets, net	2,873,311	2,798,517
Construction in progress	9,281	522,179

Total noncurrent assets	30,312,619	32,080,374

TOTAL ASSETS	$35,740,507	$35,233,635

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$2,636,532	$2,226,520
Accrued liabilities and other payables	11,114,304	13,932,185
Advance from related parties	23,776,524	16,801,495

Total current liabilities	37,527,360	32,960,200

LOAN PAYABLE	2,879,906	2,793,493

STOCKHOLDERS' DEFICIT
Paid in capital	1,463,165	1,463,165
Accumulated other comprehensive income	14,200	108,257
Accumulated deficit	(6,144,124)	(2,091,480)

Total stockholders' deficit	(4,666,759)	(520,058)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$35,740,507	$35,233,635

HAIXING HUAXIN MINING INDUSTRY CO., LTD
STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE LOSS

	Years Ended December 31,
	2013	2012

Operating expenses
General and administrative	$3,167,328	$1,280,937

Loss from operations	(3,167,328)	(1,280,937)

Non-operating income (expenses)
Interest income	688	-
Interest expense	(887,715)	(356,843)
Financial expense	(215)	(130)
Other income	1,926	-

Total non-operating expenses, net	(885,316)	(356,973)

Loss before income tax	(4,052,644)	(1,637,910)
Income tax expense	-	-

Net loss	(4,052,644)	(1,637,910)

Other comprehensive item
Foreign currency translation loss	(94,057)	(4,287)

Net comprehensive loss	$(4,146,701)	$(1,642,197)

HAIXING HUAXIN MINING INDUSTRY CO., LTD
STATEMENTS OF CASH FLOWS

	Years ended December 31,
	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,052,644)	$(1,637,910)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	2,188,547	832,921
(Increase) decrease in assets and liabilities:
Inventory	(504,840)	(1,928,338)
Other receivable	12,636	23,681
Value-added tax receivable	(1,065,588)	(798,675)
Advance to suppliers	(212,277)
Accounts payable	334,697	(3,399,165)
Accrued liabilities and other payables	(2,668,465)	1,719,234

Net cash used in operating activities	(5,967,934)	(5,188,252)

CASH FLOWS FROM INVESTING ACTIVITIES:
Intangible assets	(47,016)	(411,548)
Acquisition of property, plant & equipment	(127,738)	(11,282,842)

Net cash used in investing activities	(174,754)	(11,694,390)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advance from related parties	6,333,446	16,729,631
Advance to related party	(135,831)	(51,995)

Net cash provided by financing activities	6,197,615	16,677,636

EFFECT OF EXCHANGE RATE CHANGE ON CASH & EQUIVALENTS	1,992	(304)

NET INCREASE (DECREASE) IN CASH & EQUIVALENTS	56,919	(205,310)

CASH & EQUIVALENTS, BEGINNING OF YEAR	30,240	235,550

CASH & EQUIVALENTS, END OF YEAR	$87,159	$30,240

Supplemental Cash flow data:
Income tax paid	$-	$-
Interest paid	$-	$-

HAIXING HUAXIN MINING INDUSTRY CO., LTD
STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
YEARS ENDED DECEMBER 31, 2013 AND 2012

	Paid in capital	Accumulated deficit	Accumulated other comprehensive income (loss)	Total stockholders' Equity (deficit)

Balance at January 1, 2012	$1,463,165	$(453,570)	$112,544	$1,122,139

Net loss	-	(1,637,910)	-	(1,637,910)

Foreign currency translation loss	-	-	(4,287)	(4,287)

Balance at December 31, 2012	1,463,165	(2,091,480)	108,257	(520,058)

Net loss	-	(4,052,644)	-	(4,052,644)

Foreign currency translation loss	-	-	(94,057)	(94,057)

Balance at December 31, 2013	$1,463,165	$(6,144,124)	$14,200	$(4,666,759)

HAIXING HUAXIN MINING INDUSTRY CO., LTD

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Haixing Huaxin Mining Industry Co., Ltd. (“China Huaxin” or “the Company) was established in August 2010 and is located in Haixing Qingxian Industrial Park, Cangzhou, Hebei Province PRC.  China Huaxin is engaged in producing and selling Direct Reduced Iron (“DRI”) produced using advanced reduction rotary kiln technology with iron sand as the principal raw material. ‘Reduced Iron’ derives its name from the chemical change that iron ore undergoes when it is heated in a furnace at high temperatures in the presence of hydrocarbon-rich gasses. ‘Direct reduction’ refers to processes which reduce iron oxides to metallic iron below the melting point of iron. The product of such solid state processes are called direct reduced iron (“DRI”).  Construction of the DRI Facility has been completed in the beginning of 2014 and China Huaxin is currently in trial production since October 2014.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are prepared in conformity with US GAAP. China Huaxin’s functional currency is Chinese Renminbi (‘‘RMB’’). The accompanying financial statements are translated from functional currencies and presented in USD.

Going Concern

The Company incurred a net loss of $4.05 million for the year ended December 31, 2013. The Company also had a working capital deficit of $32.10 million as of December 31, 2013. These conditions raise a substantial doubt about the Company's ability to continue as a going concern. In addition, China Huaxin currently owes $23.70 million to three of the Company’s shareholders for constructing its DRI facility (See Note 5). The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company was subsequently acquired by another PRC company as a result of which the Company became a subsidiary of a U.S. publicly traded company (See Note 13). The Company is currently in trial production period, and expects to finish the trial production and start formal production in the end of 2014.

Use of Estimates

In preparing financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates, required by management, include the recoverability of long-lived assets, allowance for doubtful accounts, and the reserve for obsolete and slow-moving inventories. Actual results could differ from those estimates.

Cash and Equivalents

For financial statement purposes, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.

Inventory

Inventory consists of coal block, powered iron and additive powder. Inventory is valued at the lower of cost or market, cost being determined on a moving weighted average basis method; including labor and all production overheads.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Major repairs and betterments that significantly extend original useful lives or improve productivity are capitalized and depreciated over the period benefited. Maintenance and repairs are expensed as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using shorter of useful live of the property or the unit of depletion method. For shorter-lived assets the straight-line method over estimated lives ranging from 3 to 20 years is used as follows:

Office Equipment	3-5 years
Machinery	10 years
Vehicles	5 years
Building	20 years

Revenue Recognition

The Company’s revenue recognition policies are in compliance with Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) 104 (codified in FASB ASC Topic 605).  Sales are recognized when a formal arrangement exists, which is generally represented by a contract between the Company and the buyer; the price is fixed or determinable; title has passed to the buyer, which generally is at the time of delivery; no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

Sales represent the invoiced value of iron ore and refined iron ore, net of value-added tax (“VAT”). All of the Company’s sales in the PRC will be subject to a value-added tax of 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing the finished product. The Company records VAT payable and VAT receivable net of payments in the financial statements. The VAT tax return is filed offsetting the payables against the receivables. Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government.

Impairment of Long-Lived Assets

Long-lived assets, which include property and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by comparing of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by it. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds its fair value. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. Based on its review, the Company believes that, as of December 31, 2013 and 2012, there were no impairments of its long-lived assets.

Income Taxes

The Company utilizes Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes,” codified in FASB ASC Topic 740, which requires recognition of deferred tax assets and liabilities for expected future tax consequences of events included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company adopted FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, (“FIN 48”), codified in FASB ASC Topic 740. When tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits are classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income. At December 31, 2013 and 2012, the Company did not take any uncertain positions that would necessitate recording of a tax related liability.

Statement of Cash Flows

In accordance with FASB ASC Topic 230, “Statement of Cash Flows”, cash flows from the Company’s operations are calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Fair Value of Financial Instruments

Certain of the Company’s financial instruments, including cash and equivalents, accounts payable, accrued liabilities and short-term debt, carrying amounts approximate their fair values due to their short maturities.  ASC Topic 825, “Financial Instruments,” requires disclosure of the fair value of financial instruments held by the Company. The carrying amounts reported in the balance sheets for current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

Fair Value Measurements and Disclosures

ASC Topic 820, “Fair Value Measurements and Disclosures,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The three levels are defined as follow:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

As of December 31, 2013 and 2012, the Company did not identify any assets and liabilities that are required to be presented on the balance sheet at fair value.

Foreign Currency Translation and Comprehensive Income (Loss)

The functional currency of China Huaxin is RMB. For financial reporting purposes, RMB is translated into USD as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet dates. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period.

Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders’ equity as “Accumulated other comprehensive income”. Gains and losses resulting from foreign currency transactions are included in income. There was no significant fluctuation in the exchange rate for the conversion of RMB to USD after the balance sheet date.

The Company uses FASB ASC Topic 220, “Comprehensive Income”. Comprehensive income (loss) is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive loss for the year ended December 31, 2013 and 2012 consisted of net loss and foreign currency translation adjustments.

Earnings (loss) per Share (EPS)

The Company is a limited company (“LC”) formed under the laws of the PRC. Like limited liability companies in the US, limited companies in the PRC do not issue shares to the owners. The owners however, are called shareholders. Ownership interest is determined in proportion to capital contributed.  Accordingly, earnings per share data are not presented.

Concentration of Credit Risk

Financial instruments that subject the Company to credit risk consist primarily of other receivables. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of its customers’ financial condition and customer payment practices to minimize collection risk on its receivables.

The operations of the Company are in the PRC.  Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy.

The Company has cash on hand and demand deposits in accounts maintained with state-owned banks within the PRC. Cash in state-owned banks is not covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in these bank accounts.

Segment Reporting

SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information” requires use of the “management approach” model for segment reporting, codified in FASB ASC Topic 280.  The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance.  Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

SFAS 131, codified in FASB ASC Topic 280, has no effect on the Company’s financial statements as substantially all of its operations are conducted in one industry segment - producing and selling Direct Reduced Iron

New Accounting Pronouncements

In February 2013, the FASB issued ASU 2013-2, Comprehensive Income (ASC Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, the new ASU requires entities to disclose in a single location (either on the face of the financial statement that reports net income or in the notes) the effects of reclassifications out of accumulated other comprehensive income (AOCI). For items reclassified out of AOCI and into net income in their entirety, entities must disclose the effect of the reclassification on each affected net income item. For AOCI reclassification items that are not reclassified in their entirety into net income, entities must provide a cross-reference to other required U.S. GAAP disclosures. There is no change in the requirement to present the components of net income and other comprehensive income in either a single continuous statement or two separate consecutive statements. The ASU does not change the items currently reported in other comprehensive income. For public entities, the new disclosure requirements are effective for annual reporting periods beginning after December 15, 2012, and interim periods within those years. The ASU applies prospectively, and early adoption is permitted. The adoption of this ASU did not have a material impact to the Company’s financial statements.

The FASB has issued ASU No. 2014-09, Revenue from Contracts with Customers. This ASU supersedes the revenue recognition requirements in Accounting Standards Codification 605 - Revenue Recognition and most industry-specific guidance throughout the Codification. The standard requires that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. This ASU is effective on January 1, 2017 and should be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying the ASU recognized at the date of initial application.  The adoption of this standard is not expected to have a material impact on the Company's financial position and results of operations.

The Financial Accounting Standards Board ("FASB") has issued Accounting Standards Update ("ASU") No. 2014-12, Compensation - Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. This ASU requires that a performance target that affects vesting, and that could be achieved after the requisite service period, be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant date fair value of the award. This update further clarifies that compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. The amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company's financial position and results of operations.

3. INVENTORY

Inventory consisted of raw material of $2,511,081 (after inventory impairment reserve of $56,662) and $1,936,622 at December 31, 2013 and 2012, respectively.

4. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at December 31, 2013 and 2012:

	2013	2012
Building	$15,760,986	$15,288,071
Production equipment	14,507,373	13,963,763
Transportation equipment	90,748	81,295
Office equipment	124,462	109,476
Total	30,483,569	29,442,605
Less: Accumulated depreciation	(3,081,148)	(882,880)
Net	$27,402,421	$28,559,725

Depreciation for the year ended December 31, 2013 and 2012was $2,129,978and $776,238 respectively.

5. ADVANCE FROM / TO RELATED PARTIES

As of December 31, 2013 and 2012, the Company had advances from related parties of $23,776,524 and $16,801,495, respectively; of which, $7,905,657 and $5,091,083 at December 31, 2013 and 2012, respectively, had an annual interest rate of 10%, due date on the anniversary of 6 months from the commencement of official production.  The remaining advances bore no interest and were payable upon demand.  The related parties included the following:

Relationship	2013	2012
Company’s chairman and also the shareholder	$15,045,121	$11,003,310
Other two shareholders of the Company	8,649,394	5,718,637
Brother of the Company’s chairman	582,009	79,548
Total	$23,776,524	$16,801,495

As of December 31, 2013 and 2012, the Company had advance to a related party of $192,278 and $52,218, respectively. This related party is the Company’s senior officer; the Company used one of his personal bank accounts for the Company’s operating needs.

6. INTANGIBLE ASSETS

Intangible assets consisted solely of land use rights. All land in the PRC is government-owned and cannot be sold to any individual or company. However, the government grants the user a “land use right” to use the land. China Huaxin acquired a land use right for $2.96 million (RMB 18.24 million) in 2012. China Huaxin has the right to use the land for 50 years from the date of acquisition, and is amortizing such rights on a straight-line basis for 50 years.

Intangible assets consisted of the following at December 31, 2013 and 2012:

	2013	2012
Land use rights	$2,991,694	$2,855,445
Less: Accumulated amortization	(118,383)	(56,928)
Net	$2,873,311	$2,798,517

Amortization of intangible assets for the year ended December 31, 2013 and 2012 was $58,569 and $56,684, respectively. Annual amortization for the next five years from January 1, 2014, is expected to be: $59,700; $59,700; $59,700; $59,700 and $59,700.

7. CONSTRUCTION IN PROGRESS

As of December 31, 2013, the construction in progress was for the Company’s heating system and was transferred into fixed assets in March 2014.  As of December 31, 2012, construction in progress was for the Company’s Direct Reduced Iron production facility.  Construction of the DRI Facility was completed in the beginning of 2014 and the Company is currently in trial production since October 2014.

8. ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consisted of the following at December 31, 2013 and 2012:

	2013	2012
Accrued interest	$1,936,969	$1,025,207
Due to unrelated parties, no interest, payable upon demand	5,658,007	4,769,422
Payable for purchase of equipment and material	2,236,269	1,949,170
Payable for construction	1,215,969	6,168,956
Payroll liability payable	16,700	19,268
Payable for electricity	50,275	-
Others	115	162
Total	$11,114,304	$13,932,185

As of December 31, 2013 and 2012, due to unrelated parties represented short-term advances from unrelated companies or individuals for the Company’s construction and working capital needs, these advances bore no interest, and are payable upon demand.

9. LOAN PAYABLE

As of December 31, 2013 and 2012, loan payable of $2,879,906 and $2,793,493 were long-term payables to unrelated individuals bearing an annual interest rate of 10%. The loans are due 6 months after the commencement of official production. The Company expects official production to commence in the end of 2014.

10. INCOME TAXES

The Company is governed by the Income Tax Laws of the PRC and various local tax laws. Effective January 1, 2008, China adopted a uniform tax rate of 25% for all enterprises (including foreign-invested enterprises). No income tax provision is made in the financial statements due to current and prior period losses for which a 100% valuation allowance has been made due to the uncertainty of its realization.

11. STATUTORY RESERVES

Pursuant to the corporate law of the PRC effective January 1, 2006, the Company is now only required to maintain one statutory reserve by appropriating from its after-tax profit before declaration or payment of dividends. The Company has no income therefore does not have any statutory reserve.

12. OPERATING RISKS

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company’s sales, purchases and expenses are denominated in RMB and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions. Remittances in currencies other than RMB may require certain supporting documentation in order to effect the remittance.

13. SUBSEQUENT EVENT - BUSINESS ACQUISITION AND UNAUDITED PRO FORMA INFORMATION

On January 24, 2014, the Company was acquired by Target Acquisitions I, Inc.’s (“Target”) wholly owned subsidiary ZhangJiaKou TongDa Technologies Service Co, Ltd (“TongDa”), in which, TongDa acquired all the outstanding capital stock representing 100% equity interest of China Huaxin for $1.64 million in cash and 5.1 million shares of the Target’s common shares valued at $0.014 per share which was paid in full at the closing pursuant to a stock purchase agreement entered on January 17, 2014. Prior to the acquisition, of the 5 selling shareholders of China Huaxin, one major shareholder with 80% ownership of China Huaxin was also a shareholder of Target with 7.6% ownership of Target, and another shareholder with 10% of China Huaxin was the CEO of Target.

On June 30, 2014, UHF Incorporated (“UHF”) acquired 100% of the issued and outstanding capital stock of Target in exchange for a total of 43,375,638 shares of UHF’s common stock and one share of UHF’s series A convertible preferred stock, convertible into an additional 17,839,800 shares of common stock.  In August 2014, UHF merged with and into Adamant DRI Processing and Minerals Group (“Adamant”) with Adamant as the surviving entity; each outstanding share of common stock of UHF at the effective time of the Merger was converted into one share of the common stock of Adamant.

As a result of the acquisition, China Huaxin became a wholly owned subsidiary of Adamant.

The following unaudited pro forma consolidated results of operations of China Huaxin and Adamant for the year ended December 31, 2013 and 2012, presents the operations of China Huaxin and Adamant as if the acquisition of China Huaxin occurred on January 1, 2013 and 2012, respectively. The pro forma results are not necessarily indicative of the actual results that would have occurred had the acquisition been completed as of the beginning of the periods presented, nor are they necessarily indicative of future consolidated results.

	For the year ended December 31,
	2013	2012
	(Unaudited)
Net sales	$-	$-

Net loss	$(5,987,057)	$(3,314,178)

Basic and diluted weighted average shares outstanding*	40,581,256	40,581,256

Net loss per common and diluted share	$(0.15)	$(0.08)
* Preferred shares were excluded for calculating weighted average diluted loss per share as the effect of diluted shares is anti-dilutive.

(b)  Pro Forma Financial Information

CONTENTS

Financial Statements

Pro Forma Consolidated Balance Sheet as of December 31, 2013 (unaudited)	1
Pro Forma Consolidated Statement of Operations for the year ended December 31, 2013 (unaudited)	2

Notes to Pro Forma Consolidated Financial Statements	3

ADAMANT DRI PROCESSING AND MINERALS GROUP AND

HAIXIN HUAXIN MINING INDUSTRY CO. LTD.

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2013 (UNAUDITED)

ADAMANT DRI PROCESSING AND MINERALS GROUP
AND HAIXING HUAXIN MINING INDUSTRY CO., LTD
Pro forma Consolidated Balance Sheet
As of December 31, 2013
(unaudited)

	(1)	(2)	(3)	(4)
	ADAMANT	UHF	TARGET	HUAXIN	Pro forma		Pro forma
					Adjustments		Consolidated
ASSETS	(historical)	(historical)	(historical)	(historical)

CURRENT ASSETS
Cash & equivalents	$-	$7,731	$27,310	$87,159	$(7,731)	( B )	$114,469
Inventory	-	-	692,859	2,511,081			3,203,940
Advance to suppliers	-	-	-	492,811			492,811
Tax receivable	-	-	-	2,135,212			2,135,212
Other receivables	-	-	4,891	9,347			14,238
Advance to related parties	-	-	-	192,278			192,278
Total current assets	-	7,731	725,060	5,427,888			6,152,948

NONCURRENT ASSETS
Property and equipment, net	-	-	8,071,846	27,402,421	(1,918,160)	( C )	33,556,107
Intangible assets, net	-	-	536,697	2,873,311	2,089,572	( C )	5,499,580
Construction in progress	-	-	7,432,928	9,281			7,442,209
Advance to suppliers for construction and equipment	-	-	1,051,458	27,606			1,079,064
Deferred tax assets	-	-	3,356	-	479,540	( C )	482,896
Goodwill	-	-	-	-	6,262,456	( C )	6,262,456
Total noncurrent assets	-	-	17,096,285	30,312,619			54,322,313
TOTAL ASSETS	$-	$7,731	$17,821,345	$35,740,507			$60,475,261

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$-	$-	$248	2,636,532			$2,636,780
Accrued liabilities and other payables	-	43,653	608,621	11,114,304	(43,653)	( B )	11,722,925
Payable to contractors	-	-	902,098	-			902,098
Advance from related parties	-		9,466,133.00	23,776,524			33,242,657
Income tax payable	-	-	135,594	-			135,594
Total current liabilities	-	43,653	11,112,694	37,527,360			48,640,054

NONCURRENT LIABILITIES
Accrued expense	-	-	13,426	-			13,426
Loan payable	-		-	2,879,906			2,879,906
Deferred tax liabilities	-	-	-	-	522,393	( C )	522,393
Advance from related parties	-	-	-	-			-
Total noncurrent liabilities	-	-	13,426	2,879,906			3,415,725
Total liabilities	-	43,653	11,126,120	40,407,266			52,055,779

CONTINGENCIES AND COMMITMENTS

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock	-	-	-	-	0	(A)	0
Common stock	-	11,662	8,000	-	20,919	(A) (B)	40,581
Additional paid in capital	-	86,838	5,296,312	1,463,165	127,472	( A ) ( B ) ( C )	6,973,787
Statutory reserves	-	-	557,253	-			557,253
Accumulated other comprehensive income	-	-	794,673	14,200			808,873
Retained earnings (accumulated deficit)	-	(134,422)	38,987	(6,144,124)	6,278,546	( B ) ( C )	38,987

Total stockholders' equity (deficit)	-	(35,922)	6,695,225	(4,666,759)			8,419,482

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$-	$7,731	$17,821,345	$35,740,507			$60,475,261
							$(0)

(2) Source: audited financial statements of UHF INCORPORATED as of December 31, 2013, as filed in the Form 10-K filed with the SEC on March 17, 2014.
(3) Source: audited financial statements of TARGET ACQUISITIONS I, INC. as of December 31, 2013, as filed in the Form 10-K filed with the SEC on April 16, 2014.
(4) Source: audited finnacial statements of Haixing Huaxin Mining Industry Co., Ltd as of December 31, 2013, as filed in this form 8-K.
( A )	Reflection of 9,111,464 shares out of 11,662,104 outstanding common stock of UHF being retired; and the issuance of 1 preferred share and 40,587,224 common shares to the shareholders of Target,due to the reverse merger of Target with Adamant.
( B )	Elimination of UHF capital accounts and accumulated deficit as result of recapitalization, and reflection of payment of all liabilities of
UHF prior to closing.
( C )	Preliminary purchase price allocation for the acquisition of Huaxin, and the fair values of the assets acquired and liabilities assumed at the date of acquisition.
See accompanying notes to pro forma consolidated financial statements

ADAMANT DRI PROCESSING AND MINERALS GROUP
AND HAIXING HUAXIN MINING INDUSTRY CO., LTD
Pro forma Consolidated Statement of Operations
For the Year Ended December 31, 2013
(unaudited)

	(1)	(2)	(3)	(4)
	ADAMANT	UHF	TARGET	HUAXIN	Pro forma		Pro forma
					Adjustments		Consolidated
	(historical)	(historical)	(historical)	(historical)

Net sales	$--	$--	$--	$--	$--		$--

Cost of sales	--	--	--	--	--		--

Gross profit	--	--	--	--	--		--

Operating expenses
General and administrative	--	31,760	1,902,271	3,167,328	--		5,101,359

Total operating expenses	--	31,760	1,902,271	3,167,328	--		5,101,359

Income from operations	--	(31,760)	(1,902,271)	(3,167,328)	--		(5,101,359)

Non-operating income (expenses)
Interest income	--	--	80	688	--		768
Interest expense	--	--	--	(887,715)	--		(887,715)
Financial expense	--	--	(516)	(215)	--		(731)
Other income	--	6	48	1,926	--		1,980

Total non-operating expenses, net	--	6	(388)	(885,316)	--		(885,698)

Income before income tax	--	(31,754)	(1,902,659)	(4,052,644)	--		(5,987,057)

Income tax expense	--	--	--	--	--		--

Net loss	$--	$(31,754)	$(1,902,659)	$(4,052,644)	$--		$(5,987,057)

Loss per common and diluted share	$--	$(0.00)	$(0.24)	$(0.79)			$(0.15)

Weighted average common and diluted shares outstanding		11,662,104	8,000,100	5,100,000	20,919,052	*	40,581,256

(2) Source: audited financial statements of UHF INCORPORATED as of December 31, 2013, as filed in the Form 10-K filed with the SEC on March 17, 2014.
(3) Source: audited financial statements of TARGET ACQUISITIONS I, INC. as of December 31, 2013, as filed in the Form 10-K filed with the SEC on April 16, 2014.
(4) Source: audited financial statements of Haixing Huaxin Mining Industry Co., Ltd as of December 31, 2013, as filed in this form 8-K.
* Preferred shares were excluded for calculating weighted average diluted loss per share as the effect of diluted shares is anti-dilutive.

See accompanying notes to pro forma consolidated financial statements

2

Adamant DRI Processing and Minerals Group and
Haixing Huaxin Mining Industry Co., Ltd
Notes to Pro forma Consolidated Financial Statements

NOTE 1 - BASIS OF PRESENTATION

On January 24, 2014, Haixing Huaxin Mining Industry Co., Ltd (“China Huaxin”) was acquired by Target Acquisitions I, Inc.’s (“Target”) wholly owned subsidiary ZhangJiaKou TongDa Technologies Service Co, Ltd (“TongDa”), in which, Tong Da acquired all the outstanding capital stock representing 100% equity interest of China Huaxin for $1.64 million in cash and 5.1 million shares of the Target’s common shares valued at $0.014 per share which was paid in full at the closing pursuant to a stock purchase agreement entered on January 17, 2014.

On June 30, 2014, UHF Incorporated (“UHF”) acquired 100% of the issued and outstanding capital stock of Target in exchange for a total of 43,375,638 shares of UHF’s common stock and one share of UHF’s series A convertible preferred stock, convertible into an additional 17,839,800 shares of common stock, total representing approximately 96% of the total voting power of UHF’s capital stock. The preferred share has no dividend rights, has same voting power of the common stock, and is considered the common stock in nature.

In August 2014, UHF merged with and into Adamant DRI Processing and Minerals Group (“Adamant”) with Adamant as the surviving entity; each outstanding share of common stock of UHF at the effective time of the Merger was converted into one share of the common stock of Adamant.  Accordingly, Adamant became the ultimate US parent company owing 100% of Target, and its wholly-owned subsidiaries including China Huaxin.

The accompanying pro forma consolidated statements of operations present the accounts of China Huaxin, Target and its wholly-owned subsidiaries, UHF, and Adamant for the year ended December 31, 2013 as if the acquisition of China Huaxin by Adamant occurred on January 1, 2013, for the purpose of the statements of operations. The accompanying pro forma consolidated balance sheet presents the accounts of China Huaxin, Target and its wholly-owned subsidiaries, UHF, and Adamant as if the acquisition of China Huaxin by Adamant occurred on December 31, 2013.

For accounting purposes, the acquisition transaction between Target and UHF has been accounted for as a reverse acquisition of UHF by Target, the shares issued to Target’s shareholders has been accounted for as a recapitalization of Target because after the share exchange, Target’s shareholders will own the majority of the UHF’s shares and will exercise significant influence over the operating and financial policies of the consolidated entity, and UHF was a non-operating shell with nominal net assets prior to the acquisition. Pursuant to Securities and Exchange Commission (“SEC”) rules, this is considered a capital transaction in substance, rather than a business combination.

The purchase of China Huaxin by Target was accounted for as a business combination under ASC Topic 805, “Business Combinations”.  The following adjustments would be required if the acquisition occurred as indicated above:

a.
Reflection of 9,111,464 shares out of 11,662,104 outstanding common stock of UHF being retired; and the issuance of 1 preferred share and 40,587,224 common shares to the shareholders of Target, due to the reverse merger of Target with Adamant.

b.	Elimination of UHF capital accounts and accumulated deficit as result of recapitalization, and reflection of payment of all liabilities of UHF prior to closing.

c.	Preliminary purchase price allocation for the acquisition of China Huaxin by Target, and the fair values of the assets acquired and liabilities assumed at the date of acquisition.

3

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 14, 2014

ADAMANT DRI PROCESSING AND MINERALS GROUP

By:	/s/ Changkui Zhu
Changkui Zhu
President and Chief Executive Officer